EXHIBIT 2




               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated June 1, 2000, included in this Form 11-K relating to the Pacific Gas and Electric Company Savings Fund Plan - Part II, into PG&E Corporation's previously filed Registration Statement File No. 33-50601.


Mah & Associates, LLP
---------------------

Mah & Associates, LLP

San Francisco, California
June 28, 2000